                                   EXHIBIT 11



                           SCHEDULE OF COMPUTATION OF
                            NET INCOME PER SHARE AND
                          DILUTED NET INCOME PER SHARE

                           ALBANY INTERNATIONAL CORP.
                                   EXHIBIT 11
              SCHEDULE OF COMPUTATION OF NET INCOME PER SHARE AND
                          DILUTED NET INCOME PER SHARE

                      (in thousands, except per share data)




                                            For the three months                    For the year
                                              ended December 31,                    ended December 31,
                                        2000 (1)           1999 (1)            2000 (1)           1999 (1)
                                      ------------       ------------        ------------       ------------
Net income                            $      9,331       ($       950)       $     38,085       $     30,222
                                      ============       ============        ============       ============

Weighted average number of shares       30,752,319         30,428,606          30,632,284         30,339,938

   Effect of potentially
    dilutive securities:
     Stock options (2)                       1,033              1,495               4,164            142,584

                                      ------------       ------------        ------------       ------------
Weighted average number shares,
   including the effect of
   potentially dilutive securities      30,753,352         30,430,101          30,636,448         30,482,522
                                      ============       ============        ============       ============

Net income per share                  $       0.30       ($      0.03)       $       1.24       $       1.00
                                      ============       ============        ============       ============

Diluted net income per share          $       0.30       ($      0.03)       $       1.24       $       0.99
                                      ============       ============        ============       ============